Exhibit 10.3

ASSUMPTION AND MODIFICATION AGREEMENT

This ASSUMPTION AND MODIFICATION AGREEMENT (the “Agreement”) is between COMMERCE BANK & TRUST COMPANY, a Massachusetts banking corporation having an office at 386 Main Street, Worcester, Massachusetts 01608 (the “Lender”) and SERACARE LIFE SCIENCES, INC., a California corporation having its principal place of business at 1935 Avenida del Oro, Suite F, Oceanside, California 92056 (the “New Borrower”).

WHEREAS, the Lender has made a loan to BOSTON BIOMEDICA, INC., a Massachusetts corporation with a principal place of business at 375 West Street, West Bridgewater, Massachusetts (the “Borrower”) as evidenced by the following documents (as modified herein, the “Loan Documents”):

(i)	Loan Agreement dated March 31, 2000, between the Borrower and the Lender, as amended by that certain Allonge to Loan Agreement dated August 15, 2002 (together the “Loan Agreement”);

(ii)	$2,900,000 Note dated March 31, 2000 issued by the Borrower and payable to the order of the Lender (the “Note”);

(iii)	Mortgage and Security Agreement dated March 31, 2000 (the “Mortgage”) granted by the Borrower to the Lender and recorded at the Plymouth District Registry of Deeds (the “Registry”) in Book 18412, Page 71 covering property located at 375 West Street, West Bridgewater, Massachusetts (the “Mortgaged Property”);

(iv)	Collateral Assignment of Leases and Rents dated March 31, 2000 (the “Assignment”) granted by the Borrower to the Lender and recorded at the Registry in Book 18412, Page 85 with respect to the Property;

(v)	Hazardous Materials Indemnification Agreement dated March 31, 2000 executed by the Borrower in favor of the Lender (the “HazMat Agreement”); and

(vi)	Agreement dated March 27, 2003 between the Borrower and the Lender.

WHEREAS, the Borrower intends to transfer the Mortgaged Property to the New Borrower subject to the terms of the Loan Documents; and

WHEREAS, the transfer of the Mortgaged Property will be subject to the mortgage lien in favor of the Lender and conditioned upon the New Borrower’s assumption of the Borrower’s obligations to the Lender as evidenced by the Loan Documents; and

WHEREAS, the New Borrower has agreed to ratify, confirm and assume each and every one of the obligations of the Borrower to the Lender evidenced by the Loan Documents, to modify certain provisions of the Loan Documents and to execute such other documents and to enter into such other agreements as may be necessary to effectuate the transactions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and upon the condition that the mortgage lien in favor of the Lender in the Mortgaged Property will not be impaired, the parties hereto agree as follows:

2.	ASSUMPTION OF OBLIGATIONS. The New Borrower hereby:

(a)	assumes each and every obligation of the Borrower to the Lender as defined and described in the Loan Documents and agrees to be bound by the terms and provisions thereof;

(b)	agrees to pay the indebtedness of the Borrower as evidenced by the Note in accordance with its terms, including as modified herein (the outstanding principal balance of the Note as of the date hereof is $2,283,523.76);

(c)	acknowledges that it will hold the Mortgaged Property subject to the mortgage lien in favor of the Lender provided for under the terms of the Loan Documents; and

(d)	agrees to execute and deliver to the Lender such documents as the Lender may require with respect to the assumption of the obligations described in the Loan Documents, including without limitation, a Guaranty of all obligations of the Borrower to the Lender evidenced by the Note.

3.	ASSUMPTION FEE. Contemporaneously with the execution of this Agreement, the New Borrower will pay to the Lender, in immediately available funds, an assumption fee of $22,835. Payment of the assumption fee is a condition precedent to the effectiveness of this Agreement.

4.	MODIFICATIONS. The Loan Documents are hereby modified as follows:

(a)	The Loan Agreement is modified as follows:

(i)	All references in the Loan Agreement to “Borrower” mean the New Borrower.

(ii)	Restate Section II.C.4. as follows:

4. Intentionally Deleted.

(iii)	Section II.C.7. is modified by deleting the second sentence.

(iv)	Restate Section II.C.10. as follows:

10. Intentionally Deleted.

(v)	Restate Section II.C.11. as follows:

11. Intentionally Deleted.

(vi)	Restate Section II.C.12. as follows:

12. Corporation, Qualified and in Good Standing.

Borrower is a corporation duly organized and existing in good standing under the laws of the State of California and is duly qualified to do business in the Commonwealth of Massachusetts.

(vii)	Restate Section II.C.13. as follows:

13. Intentionally Deleted.

(viii)	Restate Section II.C.14. as follows:

14. Intentionally Deleted.

(ix)	Restate Section II.C.16. as follows:

16. Intentionally Deleted.

(x)	Restate Section II.C.17. as follows:

17. Intentionally Deleted.

(xi)	Restate Section II.C.18. as follows:

18. Intentionally Deleted.

(xii)	Restate Section II.C.19. as follows:

19. Compliance with Laws. Borrower is in compliance with all applicable Laws, except to the extent noncompliance would not have a material adverse effect upon Borrower or the Mortgaged Property.

(xiii)	Restate Section II.C.20. as follows:

20. Intentionally Deleted.

(xiv)	Section II.D.1. is modified by deleting (x) the second sentence of the first paragraph and (y) the second paragraph.

(xv)	Restate Section II.D.3. as follows:

3. Intentionally Deleted.

(xvi)	Restate Section II.D.4. as follows:

4. Intentionally Deleted.

(xvii)	Restate Section II.D.5. as follows:

5. Intentionally Deleted.

(xviii)	Restate Section II.D.6. as follows:

6. Intentionally Deleted.

(xix)	Restate Section II.D.7. as follows:

7. Intentionally Deleted.

(xx)	Restate Section II.D.8. as follows:

8. Intentionally Deleted.

(xxi)	Restate Section II.D.9. as follows:

9. Intentionally Deleted.

(xxii)	Restate Section II.D.10. as follows:

10. Intentionally Deleted.

(xxiii)	Restate Section II.D.14. as follows:

14. Notification of Changes. Borrower will promptly notify Lender in writing of (a) its intention to change the location of the Collateral, (b) any material adverse change in Borrower’s financial condition and (c) any changes to the corporate name of Borrower.

(xxiv)	Section II.D.15. is modified by deleting the second sentence.

(xxv)	Restate Section II.D.16. as follows:

16. Compliance with Laws. Borrower will comply with all applicable Laws, except to the extent that the failure to comply will not have a material adverse effect upon Borrower or the Mortgaged Property.

(xxvi)	Restate Section II.D.17 as follows:

17. Intentionally Deleted.

(xxvii)	Restate Section II.D.18 as follows:

18. Intentionally Deleted.

(xxviii)	The address set forth for the Borrower in Section II.L. is modified as follows:

If to Borrower:

Tim Hart

SeraCare Life Sciences, Inc.

1935 Avenida del Oro

Suite F

Oceanside, California 92056

(xxix)	Restate Section II.M. as follows:

M. Intentionally Deleted.

(xxx)	Restate Section II.X. as follows:

X. Debt Service Coverage Ratio.

The Borrower must maintain, on a quarterly basis, a Debt Service Coverage Ratio of not less than 1.20:1.00. Debt Service Coverage Ratio is defined as the ratio of earnings plus the sum of interest expense, depreciation and amortization minus dividends to current maturities of long term indebtedness. Compliance with the Debt Service Coverage Ratio will be determined with reference to the quarterly financial information provided to the Borrower in accordance with Section III.C.1 of this Agreement.

(xxxi)	Restate Section II.Y. as follows:

Y. Loan to Value.

The outstanding loan amount shall not exceed seventy-five and ninety-nine hundredths percent (75.99%) of the fair market value of the Premises. If, based on an appraisal acceptable to the Lender and paid for by the Borrower, the outstanding loan amount exceeds seventy-five and ninety-nine hundredths percent (75.99%) of the fair market value of the Premises, the Lender may, at its option, require the Borrower to provide the Lender with additional collateral satisfactory to the Lender or reduce the principal balance of the loan, so that the outstanding loan amount does not exceed seventy-five and ninety-nine hundredths percent (75.99%) of the fair market value of the Premises. The failure or inability of the Borrower to provide such additional collateral satisfactory to the Lender or reduce the principal balance within fifteen (15) days after the Lender’s request shall constitute an Event of Default hereunder and under every other Loan Document.

(xxxii)	Restate Section III.C.1. as follows:

1.	Financial Statements. Borrower shall deliver to the Lender, within seven (7) days after the same are filed, copies of all financial statements and reports which Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority, including all reports on Form 10-K or 10-Q; provided, however that Borrower’s quarterly report on Form 10-Q shall be delivered to the Lender within forty five (45) days after the end of each of the first three quarters of Borrower’s fiscal year and Borrower’s annual report on Form 10-K shall be delivered to the Lender within ninety (90) days after the end of each of Borrower’s fiscal years.

(b)	The Note is modified as follows:

(i)	All references in the Note to the “Borrower” mean the New Borrower.

(ii)	The third paragraph on Page 1 of the Note is restated in its entirety as follows:

Interest shall be payable hereunder at the rate per annum of nine and three quarters percent (9.75%) through February 25, 2005. Thereafter, interest shall be payable hereunder at the rate per annum of three-quarters of one percent (.075%) in excess of the Corporate Base Rate then in effect. The Corporate Base Rate shall mean the annual rate of interest established by the Lender from time to time as its Corporate Base Rate.

(iii)	The fourth paragraph on Page 1 of the Note is restated in its entirety as follows:

Equal payments of principal and interest on the outstanding principal shall be payable monthly in arrears beginning on September 30, 2004 and continuing on the last day of each month thereafter until paid in full. Notwithstanding the foregoing, Lender may annually adjust the monthly payments of principal and interest, each change to be effective with the next monthly payment, to ensure that the monthly payments will continue to result in payment in full of the obligations of the Borrower hereunder assuming an amortization term of sixteen years (16 years) from September 1, 2004, the then applicable interest rate, and the balance of principal then outstanding, all to be determined by the Lender in its exclusive discretion exercised in a commercially reasonable manner.

(iv)	The fifth paragraph on Page 1 of the Note is restated in its entirety as follows:

All indebtedness, if not sooner paid, shall be due and payable on August 31, 2009.

(v)	The eighth paragraph of the Note is restated in its entirety as follows:

The Borrower shall have the right to prepay this Note in part or in full, without penalty.

(vi)	The ninth paragraph of the Note is hereby deleted in its entirety.

(vii)	The twelfth paragraph of the Note is hereby deleted in its entirety.

(c)	The Mortgage is modified as follows:

(i)	All references in the Mortgage to the “Mortgagor” shall mean the New Borrower.

(ii)	All references in the Mortgage to “default”, “event of a default” or “event of default” mean “Event of Default” as defined in the Mortgage. Any existing cure and/or grace periods remain in effect unless expressly modified herein.

(iii)	The address for notice to the Mortgagor referred to in Section 23 will be as follows:

Tim Hart

SeraCare Life Sciences, Inc.

1935 Avenida del Oro

Suite F

Oceanside, California 92056

(iv)	Restate the first sentence of Section 24 as follows:

24. The term “liabilities” as used herein shall include without limitation, any and all liabilities, debts and obligations of the Mortgagor to the Mortgagee, including those contained in the Note and all liabilities, debts and obligations of each and every maker, surety, endorser or guarantor of the obligations of the Mortgagor to the Mortgagee of every kind and description, including, without limitation, all loans, advances, indebtedness, notes, obligations and amounts, liquidated or unliquidated, owing by the Mortgagor to the Mortgagee at any time, including any notes or other obligations of the Mortgagor assigned to or held by the Mortgagee, of any kind, nature or description now existing or arising in the future, and whether secured or unsecured, absolute or contingent, or by reason of any cause of action which the Mortgagee may have against the Mortgagor.

(v)	Section 28 is modified by deleting the second sentence.

(d)	The Assignment is modified as follows:

(i)	All references in the Assignment to the “Assignor” mean the New Borrower.

(ii)	The address for notice to the Assignor set forth in Section 13 is modified as follows:

Tim Hart

SeraCare Life Sciences, Inc.

1935 Avenida del Oro

Suite F

Oceanside, California 92056

(e)	The HazMat Agreement is modified as follows:

(i)	All references in the HazMat Agreement to the “Indemnitor” mean the New Borrower.

(ii)	Restate Section 1.1(c) as follows:

(c)	intentionally deleted;

(iii)	Restate Section 1.1(e) as follows:

(e)	intentionally deleted;

(iv)	Restate Section 1.2 as follows:

1.2	Intentionally deleted.

(v)	The address for notice to the Borrower referred to in Section 13 will be as follows:

Tim Hart

SeraCare Life Sciences, Inc.

1935 Avenida del Oro

Suite F

Oceanside, California 92056

5.	REPRESENTATIONS: The New Borrower has:

(a)	taken all steps required by applicable law to make this Agreement its legal, valid and binding obligation enforceable in accordance with its terms and neither execution, delivery nor performance of this Agreement is in violation of any law, or any other agreement to which it is a party of by which it or any of its assets are or may be bound;

(b)	good and clear record and marketable title to the Mortgaged Property, free of all encumbrances, except encumbrances in favor of the Lender; and

(c)	paid all real estate taxes with respect to the Mortgaged Property, which are due.

6.	COVENANTS: For so long as the New Borrower shall have any obligations to the Lender under this Agreement, the Loan Documents or otherwise, the New Borrower covenants that it will:

(a)

not be in violation of any laws (including, without limitation, Massachusetts General Laws Chapter 21E, including as amended from time to time), ordinances, governmental rules and regulations, to which it is subject and not fail to obtain any licenses, permits, franchises, or other governmental authorizations necessary to the ownership of the Mortgaged Property or to the conduct of its business, which violation or failure to obtain might adversely affect the business, prospects, profits, properties, or condition (financial or otherwise) of the New Borrower;

(b)	operate its business in substantial compliance with any insurance policy or agreements to which it is a party or by which it is bound;

(c)	pay, when due, all real estate taxes with respect to the Mortgaged Property, for which the New Borrower is liable;

(d)	insure the Mortgaged Property against such risks, in such amounts, with such insurers all as are reasonably satisfactory to the Lender, and at least annually (on or before January 15 of each year) and at any time upon the Lender’s request, provide the Lender with evidence of such insurance; and

(e)	from time to time, execute and deliver to the Lender such additional documents as the Lender may reasonably require in order to carry out the intent of this Agreement and the Loan Documents.

7.	EVENTS OF DEFAULT. In addition to enumerated defaults or Events of Default under the Loan Documents, each of the following occurrences shall be an “Event of Default” under this Agreement and the Loan Documents:

(a)	failure by the New Borrower to observe or perform any of the covenants, agreements or conditions of the Borrower contained in the Loan Documents, including the timely payment of amounts due under the Note (for purposes of this Section 7.(a) the term “Loan Documents” shall also include any documents executed in connection with this Agreement);

(b)	failure by the New Borrower to observe or perform any covenants, agreements or conditions contained in this Agreement and not otherwise contained in the Loan Documents for fifteen (15) days after written notice by the Lender to the New Borrower;

(c)	failure by the New Borrower to observe or perform any other covenant or agreement of the New Borrower to the Lender not included in the Loan Documents or this Agreement for fifteen (15) days after written notice by the Lender to the New Borrower;

(d)	any statement, certificate, report, financial statement, representation or warranty made or furnished by the New Borrower in connection with the execution and delivery of this Agreement or in compliance with the provisions of this Agreement proves to be false or misleading;

(e)	failure by the New Borrower generally to pay its debts when due, or the taking of possession, custody or control of any part of the New Borrower’s assets by any other person or entity; or

(f)	the occurrence of an Event of Default under any documents evidencing indebtedness of the Borrower, including without limitation all documents evidencing Borrower’s indebtedness to Brown Brothers Harriman & Co.

8.	REMEDIES: Upon the occurrence of any Event of Default:

(a)	the Lender may, at its option, declare and cause all or any portion of the New Borrower’s obligations to the Lender to be immediately due and payable; and

(b)	the Lender may pursue the rights and remedies provided under applicable laws, in addition to the rights and remedies described herein or the Loan Documents, or any other available remedy to enforce its rights hereunder or under the Loan Documents, the choice and the manner of exercise of any right or remedy being in the sole discretion of the Lender and the Lender may, at all times, proceed directly against the New Borrower or any person or entity now or hereafter liable for any of the New Borrower’s obligations to the Lender, and the Lender shall not be required to take any action to preserve, collect or protect the rights of either the Lender or the New Borrower in the Mortgaged Property or any other security for New Borrower’s obligation to the Lender.

9.	RELEASE:

This Agreement constitutes the release and relinquishment by the New Borrower of all claims, actions or causes of action the New Borrower may have against the Lender or its employees, agents and attorneys in connection herewith or related hereto from the beginning of the world to this date.

10.	MISCELLANEOUS:

(a)	Notwithstanding anything to the contrary set forth in the Loan Documents or this Agreement, Borrower’s failure to make any regularly scheduled payment of principal and/or interest under the Note when due will constitute an Event of Default under all Loan Documents only if such failure continues for fifteen (15) days after such due date.

(b)	All covenants, representations and warranties made by the New Borrower in this Agreement or in any certificate or other documents delivered to the Lender in connection herewith shall survive the execution and delivery of this Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to and be enforceable by and against the parties hereto and their respective successors and assigns.

(c)	This Agreement constitutes the entire Agreement between the parties and may be modified only by an agreement in writing, executed by the party to be charged. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument.

(d)	The New Borrower hereby irrevocably appoints the Lender or its designee as its attorney-in-fact and grants the Lender full power to do all things and acts necessary to implement and execute the powers or rights granted to the Lender under the Loan Documents and this Agreement, and the New Borrower releases the Lender, its officers, employees and agents, from any liability arising from any act or acts under the Loan Documents, hereunder or in furtherance thereof or hereof.

(e)	This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions.

(f)	Any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified as follows:

(i)	If to the Lender, at:

Commerce Bank & Trust Company

386 Main Street

Worcester, MA 01608

Attn: Brian Chandley, Vice President

(ii)	If to the New Borrower, at:

SeraCare Life Sciences, Inc.

1935 Avenida Del Oro

Suite F

Oceanside, CA 92056

Attn: Tim Hart

or to such other address as each party may designate for itself by like notice given in accordance with this section (e).

(g)

The New Borrower shall pay the Lender’s reasonable costs and expenses in connection with the preparation, execution, delivery, review, administration and enforcement of this Agreement and all documents related hereto, including without limitation the review, administration and enforcement of the Loan Documents and any documents filed or recorded in connection herewith, which costs and expenses shall include without limitation, reasonable legal fees and appraisal costs.

(h)	The New Borrower hereby ratifies and confirms the Loan Documents in all respects. All terms and provisions of each of the Loan Documents (as modified hereby) shall remain in full force and effect.

(i)	Notwithstanding any other provision of this Agreement or in the Guaranty executed concurrently herewith, by assuming and guaranteeing the obligations of Borrower under the Loan Documents, New Borrower is not undertaking and is not obligated to cause Borrower to continue to comply with the terms and conditions of the Loan Documents, and the failure of Borrower to comply with any term or condition of the Loan Documents, including, without limitation, the financial covenants contained in the Loan Documents, shall not constitute a default by New Borrower under the Loan Documents, under this Agreement or under the Guaranty executed concurrently herewith. Further, by assuming the obligations under the Loan Documents, New Borrower does not agree, and shall not be obligated, to cure prior defaults by Borrower under the Loan Documents, other than obligations to pay principal and interest under the Note and obligations to maintain the Mortgaged Property under the Mortgage, Assignment and HazMat Agreement. Nothing herein shall in any way relieve any obligations of Borrower or its affiliates to the New Borrower, including but not limited to all obligations of Borrower and its affiliates to the New Borrower under that certain Asset Purchase Agreement by and among New Borrower, Borrower and BBI Biotech Research Laboratories, Inc.

This Agreement shall take effect as a sealed instrument as of the 14th day of September, 2004.

SERACARE LIFE SCIENCES, INC.

By:	/s/ MICHAEL F. CROWLEY, JR.
Its	President

By:	/s/ TIM T. HART
Its	Chief Financial Officer/Treasurer

COMMERCE BANK & TRUST COMPANY

By:
Its	Duly Authorized Officer